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                                                                EXHIBIT 1.2

                        ALL AMERICAN SEMICONDUCTOR, INC.

                        _________ SHARES OF COMMON STOCK


                          SELECTED DEALER'S AGREEMENT



                                                        __________________, 1995




Dear Sirs:

                 Lew Lieberbaum & Co., Inc., the Underwriter named in the Prospectus dated _______, 1995 (the "Prospectus"), has agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement with All American Semiconductor, Inc., a Delaware corporation (the "Company"),
an aggregate of [          ] shares (the "Firm Shares") of Common Stock, $.01
par value per share (the "Common Stock") of the Company. In addition, the Underwriter has been granted an option to purchase from the Company up to an additional _____ shares (the "Option Shares") of Common Stock to cover over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are herein called the "Shares". The Shares are to be offered for sale by the Underwriter at a price of $_________ per share (the "Public Offering Price") in accordance with the terms of the offering which are more particularly described in the Prospectus.

                 The Underwriter is offering, subject to the terms and conditions hereof, a portion of the Shares for sale to certain securities dealers who enter into an agreement with the Underwriter in this form at the Public Offering Price, less a selling concession of $[DOLLAR AMOUNT] per share, and the Underwriter may allow, and such dealers may reallow, a concession not in excess of $[DOLLAR AMOUNT] per share to other dealers who enter into an agreement with Underwriter in this form. The Underwriter may be included among the Selected Dealers.

                 You hereby agree with the Underwriter as follows with respect to any purchase of the Shares from the Underwriter or from any dealer at a concession from the Public Offering Price. In purchasing Shares, you will rely only on the Prospectus and on no other statement whatsoever, written or oral.

                 1. Public Offering; Trading. The Shares purchased by you at a concession from the Public Offering Price shall be promptly offered to the public upon the terms set forth in the Prospectus, subject to the securities or blue sky laws of the jurisdictions in which the Shares are to be offered for sale to the public at the Public Offering Price, or for sale at a concession not to exceed $[DOLLAR AMOUNT] per share (i) to any other member organization





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of the National Association of Securities Dealers, Inc. (the "NASD") who is in
good standing with the NASD and who enters into an agreement with the Underwriter in this form or (ii) to foreign dealers not eligible for membership in the NASD who enter into an agreement with the Underwriter in this form (such dealers and institutions being referred to herein as "Selected Dealers").

                 If you desire to purchase any of the Shares, your application should reach the Underwriter promptly by telephone or facsimile at the Underwriter's offices set forth below. The Underwriter reserves the right to reject all subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The privilege of purchasing the Shares is extended to you by the Underwriter only if you may lawfully sell the Shares to dealers in your state.

                 You represent that you have not effected and will not effect any transaction in violation of the provisions of Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "1934 Act") applicable to this offering and you agree that you will not, at any time prior to the completion by you of the distribution of Shares acquired by you pursuant to this Agreement, bid for, buy, sell, deal or trade in or attempt to induce others to purchase, any Shares, shares of Common Stock (the "Common Stock") or buy any right or option to purchase shares of Common Stock or buy any security of the Company convertible into shares of Common Stock, for your own account or for the account of a customer, except: (a) as provided in this Agreement, or in the Underwriting Agreement relating to the sale of the Shares; (b) in brokerage transactions on unsolicited orders which have not resulted from activities on your part in connection with the solicitation of purchases and which are executed by you in the ordinary course of your brokerage business; or
(c) as authorized by the Underwriter.

                 You agree to advise the Underwriter from time to time, upon request, prior to the termination of this Agreement, of the number of Shares purchased by you hereunder and remaining unsold which were purchased by you from the Underwriter or from any other dealer at a concession from the Public Offering Price and, on the Underwriter's request, you will resell to the Underwriter any such Shares remaining unsold at the purchase price thereof if, in the Underwriter's opinions such Shares are needed to make delivery against sales made to others.

                 If prior to the termination of this Agreement (or prior to such earlier date as the Underwriter may have determined) the Underwriter purchases or contracts to purchase, in the open market or otherwise, any Shares which were purchased by you from the Underwriter or from any other Selected Dealer at a concession from the Public Offering Price, or any Shares which may have been issued in exchange for such Shares, you authorize the Underwriter either (i) to charge your account with an amount equal to the selling concession with respect thereto, which amount shall be credited against the cost of such Shares; or (ii) to require you to repurchase such Shares at a price equal to the total cost of such purchase, including commissions, if any, and transfer taxes on the redelivery; or (iii) to sell for your account the Shares so purchased and debit or credit your account for the loss or profit resulting from such sale.





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                 2.       Delivery and Payment.  If you purchase any Shares
hereunder, you agree that such purchases will be evidenced by the Underwriter's written confirmation and will be subject to the terms and conditions set forth in the confirmation and in the Prospectus.

                 Shares purchased by you hereunder shall be paid for at the Public Offering Price at the offices of Lew Lieberbaum & Co., Inc., 600 Old Country Road, Garden City, New York 11530 on or about ________, 1995 or such later date as the Underwriter may advise you, by certified or official bank check payable in New York Clearing House funds, or by wire transfer of immediately available funds, to the order of "Bear Sterns Securities Corp." for the account of the Underwriter against delivery of certificates for the Shares. If you are a member of the Depository Trust Company, the Underwriter may, in its discretion, deliver your Shares through their facilities. The applicable concession will be paid to you, less any amounts charged to your account pursuant to Section 1 above, after termination of this Agreement as set forth below.

                 3. Termination. The Underwriter will advise you of the date and time of termination of this Agreement or of any designated provisions hereof. This Agreement shall, in any event terminate 30 days from the date of the commencement of the public offering of the Shares unless sooner terminated by the Underwriter; provided, however, that the Underwriter shall have the right to extend this Agreement for an additional period or periods not exceeding 30 days. Promptly after termination of this Agreement there shall become due and payable to you the selling concession on all Shares which you shall have purchased hereunder and which shall not have been purchased or contracted for (including certificates issued upon transfer) by the Underwriter in the open market or otherwise, during the term of this Agreement for the account of the Underwriter.

                 4. Representations and Agreements. You represent that you are (i) a member organization in good standing of the NASD and agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and
Section 24 of Article III of the NASD's Rules of Fair Practice, or (ii) a foreign dealer not eligible for membership in the NASD and agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales, to comply with the above- mentioned NASD Interpretation, Sections 8, 24 and 36 of the above-mentioned Article III as if you were an NASD member organization and Section 25 of such Article III as it applies to a nonmember organization broker or dealer in a foreign country.

                 If you are a foreign dealer, you also represent that in connection with sales of Shares and offers to sell Shares made outside the United States (a) you will not offer or sell any Shares in any jurisdiction except in compliance with applicable laws and (b) you will either furnish to each person to whom any such sale or offer is made a copy of the then current prospectus or of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), as the case may be, or inform such person that such prospectus or Prospectus will be available upon request. Any offering material in addition to the then current prospectus or Prospectus furnished by you to any person in connection with any offers or sales referred to in the preceding sentence (x) shall be prepared and so furnished at your sole risk and expense and (y) shall not contain information relating to





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the Shares or the Company which is inconsistent in any respect with the information contained in the then current prospectus or in the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), as the case may be. It is understood by you that no action has been taken to permit a public offering in any jurisdiction other than the United States.

                 On becoming a Selected Dealer, and in offering and selling the Shares, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and the NASD Rules of Fair Practice. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith. You also confirm that you are familiar with Release No. 4968 of the Securities and Exchange Commission under the 1933 Act and that you have complied and will comply with the requirements therein relating to the distribution of the Preliminary Prospectus relating to the Shares.

                 The Underwriter shall have full authority as Underwriter to take such action as it may deem advisable in respect of all matters pertaining to the public offering of the Shares.

                 5. Miscellaneous. You will not give any information or make any representations not contained in the Prospectus. No Selected Dealer is authorized to act as agent for the Company or the Underwriter in offering or selling the Shares to the public or otherwise.

                 The Underwriter will make available to you such number of copies of the Prospectus (as amended or supplemental) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the rules and regulations thereunder.

                 Upon application, the Underwriter will inform you as to the states and other jurisdictions in which the Underwriter believes that the Shares have qualified for sale under the respective securities or blue sky laws of such states and other jurisdictions. You understand and agree that compliance with the blue sky and securities laws in each jurisdiction where you shall offer or sell any of the Shares shall be your sole responsibility and that the Underwriter does not assume any obligation or responsibility as to the rights of any Selected Dealer to sell the Shares in any state or other jurisdiction or as to the eligibility of the Shares for sale therein.

                 All communications and notices relating to the subject matter of this Agreement shall be addressed to Lew Lieberbaum & Co., Inc. 600 Old Country Road, Garden City, New York 11530, attention: [NAME OF CONTACT], and to you at the address set forth below and notices to you at such address shall be deemed to have been duly given (a) five business days following the mailing thereof, or (b) two business days following transmission by telecopier, telex or telegraph to you.

                 Nothing herein will constitute us as partners, joint venturers or an association with you, and you will be responsible for your share of any liability or expense based on any claim to the contrary. The Underwriter shall not be under any liability for or in respect of value,





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validity or form of the Shares or the delivery of the certificates for the shares of Common Stock, or the performance by anyone of any agreement on its part, or the qualification or registration of the Shares for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by the Underwriter in this Agreement, and no obligation on the Underwriter's part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the conflict of laws principles thereof. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which together shall constitute the same instrument.

                 If you desire to purchase any Shares, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telegraph. Our signature herein may be by facsimile.

                                           Very truly yours,

                                           LEW LIEBERBAUM & CO., INC.
                                           600 Old Country Road
                                           Suite 518
                                           Garden City, New York 11530
                                           Telephone:  (516) 745-1010
                                           Facsimile:  (516) 745-1026

                                           By:
                                              ----------------------------
                                              Authorized Officer


Accepted to Agreed To:




- -------------------------------
Name of Company


Address:



By:
   ----------------------------
   (Authorized Representative





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                            APPLICATION TO SUBSCRIBE



Lew Lieberbaum & Co., Inc.
600 Old Country Road
Garden City, New York 11530


                 We hereby subscribe for ____ Shares in accordance with the terms and conditions stated in the foregoing letter agreement. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Shares. We further state that in purchasing said Shares we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either
(i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of
Section 24 of Article III of the Rules of Fair Practice of the NASD, and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with
Section 25 of Article III thereof as that Section applies to non-member foreign dealers.



                                               ---------------------------
                                               (Name of Company or Firm)


                                      By:
                                               ---------------------------
                                               (Authorized Representative)

                                      Address:
                                              ----------------------------

Dated:          , 1995
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